Exhibit 32.1

CERTIFICATION PURSUANT TO 18. U.S.C. SECTION 1350,
AS ADOPTED PURSUANT TO SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the amendment no. 1 to annual report of Corning Natural Gas Corporation (the “Company”) on Form 10-K/A for the year ending September 30, 2007 (the “Report”) filed with the Securities and Exchange Commission on the date hereof, each of the undersigned, certifies in his or her capacity as an officer of the Company, pursuant to 18 U.S.C. § 1350, as adopted pursuant to § 906 of the Sarbanes-Oxley Act of 2002, that:

(1) The Report fully complies with the requirements of § 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2) The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

/s/ Michael I. German
Michael I. German
President and Chief Executive Officer

/s/ Firouzeh Sarhangi
Firouzeh Sarhangi
Chief Financial Officer

Date: January 28, 2008